Exhibit 99.16

Québec government

Summary of budgetary transactions

2011-2012 fiscal year

(millions of dollars)

Preliminary results

BUDGETARY REVENUE(1)
Own-source revenue	50 364
Federal transfers	15 175

Total	65 539
BUDGETARY EXPENDITURE(1)
Program spending	–61 384
Debt service	–7 452

Total	–68 836
CONSOLIDATED ENTITIES	1 145
Contingency reserve	–300

DEFICIT	–2 452
Deposits of dedicated revenues in the Generations Fund	–848

BUDGETARY BALANCE(2)	–3 300

(1)	Corresponds to the revenue and expenditure of the general fund.
(2)	Budgetary balance within the meaning of the Balanced Budget Act.

A Strong Economy	39

Québec government

Summary of budgetary transactions

Forecasts for 2012-2013

(millions of dollars)

BUDGETARY REVENUE(1)
Own-source revenue	53 598
Federal transfers	15 797

Total	69 395
BUDGETARY EXPENDITURE(1)
Program spending	–62 642
Debt service	–8 237

Total	–70 879
CONSOLIDATED ENTITIES	1 195
Contingency reserve	–300

DEFICIT	–589
Deposits of dedicated revenues in the Generations Fund	–911

BUDGETARY BALANCE(2)	–1 500

(1)	Corresponds to the revenue and expenditure of the general fund.
(2)	Budgetary balance within the meaning of the Balanced Budget Act.

40	Budget Speech 2012-2013

Exhibit 99.16

Québec government

Budgetary revenue of the general fund

Forecasts for 2012-2013

(millions of dollars)

OWN-SOURCE REVENUE
Income and property taxes
Personal income tax	19 547
Health services fund	6 386
Corporate taxes	4 324

30 257

Consumption taxes
Sales	15 229
Tobacco	746
Alcoholic beverages	457
Other	18

16 450

Duties and permits
Natural resources	357
Other	287

644

Miscellaneous
Sales of goods and services	340
Interest	472
Fines, forfeitures and recoveries	540

1 352

Revenue from government enterprises
Hydro-Québec	2 625
Loto-Québec	1 221
Société des alcools du Québec	990
Other	59

4 895

Total	53 598

FEDERAL TRANSFERS
Equalization	7 391
Protection payment	362
Health transfers	4 821
Transfers for post-secondary education and other social programs	1 515
Other programs	975
Compensation for harmonization of the QST with the GST	733

Total	15 797

TOTAL BUDGETARY REVENUE	69 395

A Strong Economy	41

Québec government
Budgetary expenditure of the general fund

Forecasts for 2012-2013

(millions of dollars)

PROGRAM SPENDING
Affaires municipales, Régions et Occupation du territoire	1 724.8
Agriculture, Pêcheries et Alimentation	1 067.6
Assemblée nationale	117.6
Conseil du trésor et Administration gouvernementale	997.8
Conseil exécutif	379.3
Culture, Communications et Condition féminine	664.1
Développement durable, Environnement et Parcs	211.7
Développement économique, Innovation et Exportation	960.3
Éducation, Loisir et Sport	15 975.5
Emploi et Solidarité sociale	4 278.0
Famille et Aînés	2 450.6
Finances (excluding debt service)	154.1
Immigration et Communautés culturelles	299.3
Justice	751.3
Personnes désignées par l’Assemblée nationale	79.8
Relations internationales	115.9
Ressources naturelles et Faune	548.7
Santé et Services sociaux	30 120.8
Sécurité publique	1 200.9
Tourisme	135.8
Transports	751.7
Travail	31.4
Anticipated lapsed appropriations	–375.0

Total	62 642.0

DEBT SERVICE
Direct debt service	5 217.0
Interest ascribed to retirement plans	3 032.0
Interest ascribed to employee future benefits	–12.0

Total	8 237.0

TOTAL BUDGETARY EXPENDITURE	70 879.0

Budget Speech
42	2012-2013

Exhibit 99.16

Québec government
Non-budgetary transactions
Forecasts for 2012-2013

(millions of dollars)

INVESTMENTS, LOANS AND ADVANCES
General fund	–1 156

Consolidated entities	118

Total	–1 038
CAPITAL EXPENDITURES
General fund
Net investments	–402

Amortizations	160

Subtotal	–242

Consolidated entities	–4 794

Total	–5 036
RETIREMENT PLANS AND EMPLOYEE FUTURE BENEFITS	2 628
OTHER ACCOUNTS
General fund	–196

Consolidated entities	–189

Total	–385

TOTAL	–3 831

Note: A negative entry indicates a financial requirement and a positive entry, a source of financing.

A Strong
Economy	43

Québec government
Financing transactions
Forecasts for 2012-2013

(millions of dollars)

CHANGE IN CASH POSITION
General Fund	4 401

Consolidated entities	–

Total	4 401
NET BORROWINGS
General fund
New borrowings	5 850

Repayment of borrowings	–7 519

Subtotal	–1 669
Consolidated entities
New borrowings	8 692

Repayment of borrowings	–3 811

Subtotal	4 881

Total	3 212
Retirement Plans Sinking Fund, other retirement plan assets and funds dedicated to employee future benefits	–1 982
Generations Fund	–1 211

TOTAL FINANCING TRANSACTIONS	4 420

Note:

A negative entry indicates a financial requirement and a positive entry, a source of financing. For the change in cash position, a negative entry indicates an increase and a positive entry, a decrease.

Budget Speech
44	2012-2013